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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

1.   Mental Health Outcomes, Inc., a Delaware corporation

2.   Horizon Mental Health Management, Inc., a Texas corporation

3.   HHMC Partners, Inc., a Delaware corporation

4.   Specialty Rehab Management, Inc., a Delaware corporation

5.   Horizon Behavioral Services of California, Inc., a California corporation

6.   Horizon Behavioral Services, Inc., a Delaware corporation

7.   FPMBH of Texas, Inc., a Delaware Corporation

8.   Florida Psychiatric Associates, LLC, a Florida limited liability company

9. Horizon Behavioral Services of Florida, LLC., a Florida limited liability company

10.  HMHM of Tennessee, Inc., a Tennessee corporation

11. Occupational Health Consultants of America, LLC, a Tennessee limited liability company

12.  Employee Assistance Services, Inc., a Kentucky corporation

13.  Horizon Behavioral Services of New York, Inc., a New York corporation

14.  Horizon Behavioral Services IPA Inc., a New York corporation

15.  ProCare One Nurses, LLC, a Delaware limited liability company

16.  Horizon Behavioral Services of New Jersey, Inc., a New Jersey corporation

17. Employee Assistance Programs International, LLC, a Colorado limited liability company

18. Health and Human Resource Center, Inc., d/b/a Integrated Insights, a California Corporation